UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 28, 2005

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-9273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Boone Avenue North Minneapolis, MN		55428
(Address of principal executive offices)		(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement

Fiscal 2006 Base Salaries.  On December 28, 2005, the Compensation Committee of the Board of Directors of MOCON, Inc. approved base salary increases for MOCON’s executive officers to be effective January 1, 2006.  The fiscal 2006 base salaries for MOCON’s executive officers, as set forth in the table below, represent an increase of five percent for Mr. Demorest, four percent for each of Messrs. Mayer and Anderson, and approximately eight percent for Mr. Lindemann, over such individuals’ base salaries for 2005.

Name	Title	2006 Base Salary
Robert L. Demorest	Chairman of the Board, President and Chief Executive Officer	$238,471
Daniel W. Mayer	Executive Vice President and Chief Technical Officer	$180,082
Dane D. Anderson	Vice President, Chief Financial Officer, Treasurer and Secretary	$153,529
Douglas J. Lindemann	Vice President and General Manager	$153,529

The hourly rate of Ronald A. Meyer, MOCON’s Vice President, will also increase by four percent over his hourly rate for 2005, to $80.10 per hour for 2006.  These salary and hourly rate increases were set forth in resolutions approved by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

Fiscal 2006 Incentive Pay Plan.  In addition to base compensation, MOCON provides its executive officers and other employees a direct financial incentive to achieve MOCON’s annual profit goals through the MOCON, Inc. Incentive Pay Plan, which was established pursuant to resolutions of the Compensation Committee effective January 1, 2003 and filed as an exhibit to MOCON’s annual report on Form 10-K for the year ended December 31, 2002.  Under the Incentive Pay Plan, annual goals are measured by MOCON’s annual net income before income taxes and incentives for Mr. Demorest, Mr. Anderson, Mr. Mayer and Mr. Meyer, who have overall corporate responsibilities, and by MOCON’s semi-annual operating profit before incentives, and by semi-annual bookings, by business units for Mr. Lindemann, who is in charge of several of MOCON’s business units.  The Incentive Pay Plan contemplates that each year the Compensation Committee will establish goal amounts for MOCON’s executive officers and will determine the percentage of salary at goal for MOCON’s executive officers.  On December 28, 2005, the Compensation Committee established these goal amounts and determined these percentages.  Although the goal amounts are confidential, the 2006 percentages of salary at goal range from thirty-five percent to sixty-five percent of 2006 base salary earned, at goal, with the actual incentive paid based on the percentage of goal achieved, up to a maximum of one hundred fifty percent.  The fiscal 2006 goals and percentages of salary were set forth in resolutions approved by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

Fiscal 2006 Special Performance Related Bonuses.  On December 28, 2005, the Compensation Committee decided to establish a special performance related bonus arrangement for each of Messrs. Demorest, Mayer, Anderson and Lindemann to further motivate these individuals to attain a certain company-related performance goal in addition to the profitability performance-related goals covered under MOCON’s Incentive Pay Plan.  While the specific performance goal remains confidential, if achieved, the bonuses will be in the form of an extra week of paid vacation and an all-expense paid trip for two, up to maximum amounts ranging from $10,000 to $13,000.  The terms of the fiscal 2006 special performance related bonuses were set forth in resolutions approved by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: January 3, 2006	By:	/s/ Robert L. Demorest
Robert L. Demorest
Chairman of the Board, President and Chief Executive Officer